Exhibit 21.  Securities of Registrant


                                                    Year          Percentage
                                 Jurisdiction     Acquired        of Voting
Name of Subsidiary             of Incorporation   or Formed    Securities Owned
                               ________________   _________    ________________
ASI Data Services Inc.              Maine           1993             100%

Northeast Savings Bank, F.S.B.      Maine           1987             100%
(and its 100% owned subsidiary,
Northeast Financial Service
Corporation).

NBN Capital Trust                   Delaware        1999             100%
